UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to Global Innovative Systems Inc. and our wholly-owned subsidiaries.

On October 23, 2006, our wholly-owned subsidiary, Lightscape Technologies (Macau) Limited, entered into an OEM Agreement with Strong Base Electronic-optic Technology Corp. Pursuant to the terms and conditions of the OEM Agreement, Strong Base Electronic-optic Technology agreed to purchase a minimum of 100,000 units of Lightscape Technologies’ Intelligent Video Control Unit at a price per unit of HK$1,500.00 (approximately US$192.75). Strong Base Electronic-optic Technology is required to purchase a minimum of 25,000 units per quarter for four consecutive quarters, beginning October 1, 2006.

Each of Lightscape Technologies’ Intelligent Video Control Units is a software-based video controller designed to control one 480 millimeter by 480 millimeter LED (Light Emitting Diode) video module designed by Lightscape Technologies. Large numbers of Intelligent Video Control Units can be connected together for controlling large LED video arrays.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

10.1	OEM Agreement between Lightscape Technologies (Macau) Limited and Strong Base Electronic-optic Technology Corp., dated October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: October 31, 2006